Exhibit 10.1

June 9, 2025

Connect Biopharm LLC

3580 Carmel Mountain Road, Suite 200

San Diego, California 92130

Cantor Fitzgerald & Co.

110 East 59th Street, 6th floor

New York, New York 10022,

Attention: General Counsel

Email: legal-IBD@cantor.com

with copies to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Michael E. Sullivan

Email: michael.sullivan@lw.com

Davis Polk & Wardwell LLP

900 Middlefield Road

Redwood City, CA 94063

Attention: Emily Roberts

Email: emily.roberts@davispolk.com

Re: Amendment to Sales Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Sales Agreement, dated as of April 15, 2022 (the “Sales Agreement”), by and among Connect Biopharma Holdings Limited (the “Company”), Leerink Partners LLC (formerly SVB Securities LLC) and Cantor Fitzgerald & Co.

This letter serves as our formal notice of termination of the Sales Agreement solely with respect to Leerink Partners LLC. Pursuant to Section 11(c) of the Sales Agreement, the termination of the Sales Agreement with respect to Leerink Partners LLC will be effective as of the close of business on June 10, 2025. By signing below, the Company hereby agrees to the termination of the Sales Agreement with respect to Leerink Partners LLC effective as of the close of business on June 10, 2025, and permanently and irrevocably waives its right to ten (10) Trading Days’ notice (the “Notice Period”) pursuant to Section 11(c) of the Sales Agreement and any other rights to notice under the Sales Agreement with respect to such termination with respect to Leerink Partners LLC.

[Signature Page Follows]

Very truly yours,

LEERINK PARTNERS LLC

By:	/s/ Peter Fry
Name: Peter Fry
Title: Head of Alt Equities

Agreed and Acknowledged:

CONNECT BIOPHARMA HOLDINGS LIMITED

By:	/s/ Jeff Cohn
Name:	Jeff Cohn
Title:	General Counsel and Corporate Secretary